Jorden Burt
1025 Thomas Jefferson Street, N.W.                       777 Brickell Avenue
Suite 400 East                                                     Suite 500
Washington, D.C.                                        Miami, FL 33131-2803
(202) 965-8100                                                 (305)371-2600
Fax: (202) 965-8104                                       Fax: (305)372-9928

                                                     175 Powder Forest Drive
                                                                   Suite 201
                                                     Simsbury, CT 06089-9658
Form of Opinion of Counsel                                     (860)392-5000
                                     [Date]               Fax: (860)392-5058



Maxim Series Fund, Inc.
8515 East Orchard Road
Greenwood Village, Colorado 80111

Ladies and Gentlemen:

         We have acted as counsel for Maxim Series Fund, Inc. (the "Fund"), a corporation organized under the laws of Maryland, in connection with the preparation of the Fund's registration statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of shares of capital stock, par value $0.10 per share, of each series of the Fund set forth below (each, an "Acquiring Portfolio") to be issued in connection with the proposed acquisition by the Acquiring Portfolios of substantially all of the property, assets and goodwill of each series of Orchard Series Fund, a statutory trust organized under the laws of Delaware, set forth opposite the Acquiring Portfolio's name (each, an "Acquired Fund"), pursuant to an Agreement and Plan of Reorganization (the "Plan") between the Fund and Orchard Series Fund (collectively, the "Shares").

         Acquiring Portfolio                      Acquired Fund

Maxim S&P 500 Index(R)Portfolio              Orchard DJIASM Index Fund

Maxim S&P 500 Index(R)Portfolio              Orchard Nasdaq-Index 100(R)Fund

Maxim S&P 500 Index(R)Portfolio              Orchard S&P 500 Index(R)Fund

Maxim Index 600 Portfolio                   Orchard Index 600 Fund

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and By-Laws of the Fund, each as amended to date; Articles Supplementary of the Fund establishing the series of the Fund; the resolutions adopted by the Board of Directors of the Fund relating to the Plan, the authorization and issuance of the Shares pursuant to the Plan, the filing of the Registration Statement and any amendments or supplements thereto and related matters; a draft of the Plan; certificates and such other documents, instruments and records as we have deemed necessary or appropriate as a basis to render this opinion.

         We have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents and the correctness of all certificates and statements of fact made to us or contained in those documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Fund and others.

         Members of our firm are admitted to the practice of law in the State of Florida and the District of Columbia, and we do not express any opinion as to the laws of any other jurisdiction other than matters relating to the Maryland General Corporation Law, as amended, including matters relating to corporations organized in Maryland.

         Based upon and subject to the foregoing, and assuming approval of the Plan by shareholders of the Acquired Funds at a meeting anticipated to be held on March 29, 2004, we are of the opinion that the Shares of the Acquiring Portfolios to be issued pursuant to the Registration Statement, when issued in accordance with the Registration Statement, the Plan and the Fund's Articles and By-Laws, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to all references to our name therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                                     Very truly yours,



                                                     JORDEN BURT LLP



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